UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 20, 2008
Date of Report (Date of earliest event reported)
Unica Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51461 (Commission File No.)	04-3174345 (IRS Employer Identification No.)
Reservoir Place North
170 Tracer Lane
Waltham, Massachusetts 02451-1379
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (781) 839-8000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 20, 2008, the Compensation Committee of the Board of Directors of Unica Corporation (the “Company”) approved interim cash bonuses for its fiscal year 2008 for its named executive officers as follows:

Name and Position	Amount of Cash Bonus*
Yuchun Lee, Chairman, President and Chief Executive Officer	$70,000
Ralph Goldwasser, Senior Vice President and Chief Financial Officer	$32,813
John Hogan, Vice President of Engineering	$15,000
David Sweet, Senior Vice President Corporate Development	$19,500

*	This represents the interim bonus payment earned by the named executive officer for fiscal 2008. Pursuant to the terms of the Company’s Fiscal Year 2008 Executive Incentive Plan, a portion of the total bonus is paid in May 2008 with an additional payment, if earned and approved, to be made in December 2008.
In addition to the above interim cash bonuses for the other Company named executive officers, Eric Schnadig, the Company’s Senior Vice President of Worldwide Sales, earned a quarterly bonus of $35,795. The bonus payment was based on attainment of bookings for the fiscal quarter ended March 31, 2008. Bookings is an internal measurement primarily related to the contract value of new license agreements including first year maintenance, and services revenue. The bonus payment was determined in accordance with the incentive plan for Mr. Schnadig approved by the Company’s Compensation Committee of the Board of Directors on January 28, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

UNICA CORPORATION
May 27, 2008	By:	/s/ Ralph Goldwasser
Ralph Goldwasser
Senior Vice President and Chief Financial Officer

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